                                                                EXHIBIT 99(d)(7)


                EXPENSE LIMITATION & FEE REIMBURSEMENT AGREEMENT

         THIS AGREEMENT is effective as of the 29th day of October 2007, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Investment Funds, Inc. ("FAIF").

         WHEREAS, FAIF includes the investment portfolios set forth in Exhibit A hereto (each a "Fund" and, collectively, the "Funds"), each of which offers one or more classes of shares; and

         WHEREAS, the Advisor wishes to contractually limit total annual fund operating expenses for each share class of each Fund and to reimburse certain Funds for the Rule 12b-1 fees paid to the Funds' distributor on Class A shares of such certain Funds through October 31, 2008; and

         WHEREAS, it is in the interests of both the Advisor and the shareholders of the Funds to limit Fund expenses and, where applicable, to reimburse 12b-1 fees as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Funds to the amounts set forth in Exhibit A (which limits are set forth for each Fund on a class-by-class basis). The parties hereto further agree that the Advisor will reimburse certain Funds, in the amounts identified in Exhibit A, for the Rule 12b-1 fees paid to the Funds' distributor on the respective Fund's Class A shares. The Advisor agrees that it may not be reimbursed by FAIF for the fees waived or reimbursements made by the Advisor under the terms of this agreement. The Advisor agrees to continue the foregoing expense limits and fee reimbursements through October 31, 2008. Thereafter, any expense limit or fee reimbursement may be changed upon prior notice to FAIF's Board of Directors.

         IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.


FAF ADVISORS, INC.                        FIRST AMERICAN INVESTMENT FUNDS, INC.



By:    /s/ Joseph M. Ulrey III            By:      /s/ Charles D. Gariboldi, Jr.
       -----------------------                     -----------------------------
Name:  Joseph M. Ulrey III                Name:  Charles D. Gariboldi, Jr.
Title: Chief Financial Officer            Title:   Treasurer

                                    EXHIBIT A

                                              ------------------------------------------------------ ---------------------
                                                       ANNUAL OPERATING EXPENSE LIMITATION            CLASS A SHARE 12b-1
                                                   AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS         FEE REIMBURSEMENT
                                              ------------------------------------------------------ ---------------------
                                                CLASS A    CLASS B   CLASS C    CLASS R    CLASS Y
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
INCOME FUNDS
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Core Bond                                         0.95%      1.70%      1.70%      1.20%      0.70%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
High Income Bond                                  1.10%      1.85%      1.85%      1.35%      0.85%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Inflation Protected Securities                    0.85%     N/A         1.60%      1.10%      0.60%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Intermediate Government Bond                      0.75%     N/A        N/A        N/A         0.60%         0.15%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Intermediate Term Bond                            0.85%     N/A        N/A        N/A         0.70%         0.15%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Short Term Bond                                   0.75%     N/A        N/A        N/A         0.60%         0.15%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Total Return Bond                                 1.00%      1.75%      1.75%      1.25%      0.75%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
U.S. Government Mortgage                          0.95%      1.70%      1.70%      1.20%      0.70%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
TAX FREE INCOME FUNDS
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Arizona Tax Free                                  0.75%     N/A         1.15%     N/A         0.50%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
California Tax Free                               0.65%     N/A         1.15%     N/A         0.50%         0.10%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Colorado Tax Free                                 0.75%     N/A         1.15%     N/A         0.50%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Minnesota Tax Free                                0.85%     N/A         1.35%     N/A         0.70%         0.10%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Missouri Tax Free                                 0.95%     N/A         1.35%     N/A         0.70%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Nebraska Tax Free                                 0.75%     N/A         1.15%     N/A         0.50%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Ohio Tax Free                                     0.75%     N/A         1.15%     N/A         0.50%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Tax Free                                          0.75%     N/A         1.35%     N/A         0.70%         0.20%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
SHORT & INTERMEDIATE
TAX FREE INCOME FUNDS
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
California Intermediate Tax Free                  0.70%     N/A        N/A        N/A         0.70%         0.15%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Colorado Intermediate Tax Free                    0.85%     N/A        N/A        N/A         0.70%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Intermediate Tax Free                             0.75%     N/A        N/A        N/A         0.70%         0.10%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Minnesota Intermediate Tax Free                   0.75%     N/A        N/A        N/A         0.70%         0.10%
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Oregon Intermediate Tax Free                      0.85%     N/A        N/A        N/A         0.70%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------
Short Tax Free                                    0.75%     N/A        N/A        N/A         0.60%          N/A
--------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------------------